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                              GF BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder hereby appoints Ron J. Franklin and Robert H. Crossfield, and each of them, with full power of substitution, as Proxies to represent and to vote as designated below, all the shares of common stock of GF Bancshares, Inc. (the "Company") held of record by the undersigned on October 16, 1997, at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 25, 1997, or any adjournments or postponements thereof.


1. Proposal to approve the Agreement and Plan of Merger, dated as of May 29, 1997 (the "Agreement"), by and between the Company and Regions Financial Corporation ("Regions") pursuant to which the Company will merge with and into Regions and each share of the Company's common stock (except for certain shares held by the Company or Regions) will be converted into that fraction of share of Regions Common Stock determined by dividing $18.00 by the average of the daily last sale prices of Regions Common Stock on the Nasdaq National Market for the 10 consecutive trading days on which such shares are quoted on the Nasdaq National Market ending on the last trading day immediately preceding the Special Meeting, and under such other terms and conditions as are set forth in the Agreement:

  [ ]  FOR                    [ ]  AGAINST                 [ ]  ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of the persons named as Proxies on all other matters which may properly come before the Special Meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted in favor
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of Proposal 1.

    This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.

    Please date and sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  Dated:

                                                                  , 1997
                                  --------------------------------
                                    (Print Name of Stockholder)

                                  --------------------------------

                                     (Signature of Stockholder)

                                  --------------------------------

                                    (Print Name of Stockholder)

                                  --------------------------------

                                     (Signature of Stockholder)

          PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                       ENCLOSED POSTAGE-PREPAID ENVELOPE